UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

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May 3, 2005

Date of Report

(Date of earliest event reported)

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

500 Shentel Way
P.O. Box 459
Edinburg, VA	22824
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (540) 984-4141

Item 1.01 Entry into a Material Definitive Agreement.

At its meeting on May 3, 2005, the Board of Directors of the Company approved, effective May 1, changes to the fees paid to non-employee Directors increasing the fees paid to Directors for attending Board meetings from $800 to $900 per meeting. A complete description of the compensation paid to non-employee directors is set forth in Exhibit 10.26 attached hereto.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD: On May 3, 2005, Shenandoah Telecommunications Company held its annual shareholder meeting, The materials attached hereto as Exhibit 99.1 and Exhibit 99.2 were presented at the meeting. The presentations are also available on the Company’s website.

The presentation may contain forward-looking statements about Shenandoah Telecommunications regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The materials also included certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measures was also presented at the meeting and is included in Exhibit 99.1 and 99.2. Shenandoah Telecommunications undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.26 Compensation for Non-Employee Directors

99.1	Annual Meeting Presentation Slides
99.2	Annual Meeting Scripts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

May 4, 2005 /S/EARLE A. MACKENZIE
Earle A. MacKenzie
Executive Vice President and
Chief Financial Officer